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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 18, 1999 relating to the consolidated financial statements, which appears in Chesapeake Energy Corporation's Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the incorporation by reference in the Registration Statement of our report dated June 11, 1999 relating to the financial statements, which appears in the Annual Report of the Chesapeake Energy Corporation Savings and Incentive Stock Bonus Plan on Form 11-K for the year ended December 31, 1998.





PRICEWATERHOUSECOOPERS LLP

Oklahoma City, Oklahoma
February 11, 2000